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                                                                   EXHIBIT 13(a)

                    LIST OF CONSENTS PURSUANT TO RULE 483(c)


Consent of Ernst & Young LLP, independent auditors, appears as Exhibit 13(b) hereto.



Consent of Coopers & Lybrand L.L.P., independent accountants, appears as Exhibit 13(c) hereto.



Consent of Messrs. Chadbourne & Parke LLP appears as Exhibit 13(d) hereto.



Consent of Stephen P. Horvat, Jr., Esq., Senior Vice President and General Counsel of The Franklin Life Insurance Company, appears as Exhibit 13(e) hereto.